Exhibit 99.1
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
For Immediate Release
Brady Corporation reports sales and net income for fiscal 2007 fourth quarter and year end
MILWAUKEE (September 12, 2007)—Brady Corporation (NYSE: BRC) today reported record results for its fiscal 2007 fourth quarter and fiscal year ended July 31, 2007.
     Sales in the fiscal 2007 fourth quarter rose 26 percent to $362.8 million compared to sales in the fourth quarter of fiscal 2006 of $288.3 million. The increase was comprised of organic growth of 5 percent compared to the prior year’s quarter, with acquisitions adding 17 percent, and foreign currency translation contributing 4 percent to sales growth. Regionally, sales were up 25 percent in the Americas, 28 percent in Europe, and 25 percent in Asia/Pacific.
     Net income for the fiscal 2007 fourth quarter was up 17 percent to $26.2 million or $0.48 per diluted Class A Common share, compared with $22.5 million or $0.43 per diluted Class A Common Share in the fourth quarter of fiscal 2006. Net income results include cost reduction charges of $5.4 million after tax in the quarter, or $0.10 per share.
     Brady’s fiscal 2007 net sales rose 34 percent to $1.363 billion compared to $1.018 billion in sales in fiscal 2006. Organic growth was 4 percent, acquisitions added 26 percent and foreign currency translation contributed 4 percent to total sales results.
     Net income for fiscal 2007 rose 5 percent to $109.4 million or $2.00 per diluted Class A Common Share, compared to $104.2 million or $2.07 per diluted Class A Common in fiscal 2006. Net income results for the year include cost reduction charges of $8.3 million after tax, or $0.15 per share. Average shares outstanding in fiscal 2007 were 54.7 million versus 50.4 million in fiscal 2006 due to last year’s equity offering.
     “Fiscal 2007 was a very busy year for Brady, and included 7 acquisitions, 16 SAP implementations, and further expansions in Mexico, Thailand, Malaysia, India, China and the Philippines among other geographic areas. In spite of this high-level of activity throughout the year and challenges in some of our markets, we continued to grow at a rapid pace and reached record sales and net income for the year. Our strategy for sustainable growth is positioning us well to provide long-term shareholder value,” said Brady President and Chief Executive Officer Frank M. Jaehnert.

     “A particular highlight for our fiscal 2007 fourth quarter was the resumption of operating income margin expansion. Excluding charges for cost reductions, our operating income in the fourth quarter increased 31 percent outpacing the sales increase of 26 percent. Net income also increased despite significant cost reduction charges which exceeded our orginal estimates,” said Brady Senior Vice President and Chief Financial Officer David Mathieson.
     The company also issued guidance for fiscal 2008 of sales between $1.430 and $1.460 billion, net income between $129 and $135 million, and diluted earnings per share between $2.31 and $2.42. In keeping with prior practice, this guidance does not assume any future acquisitions.
     A Webcast regarding fiscal 2007 results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Daylight Time today.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 8,600 people at operations in the Americas, Europe and Asia/Pacific. More information is available on the Internet at www.bradycorp.com.
Information by regional segment for the three and twelve months ended July 31, 2007 and 2006 is as follows:

					Corporate and
(in Thousands)	Americas	Europe	Asia	Subtotals	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS

Three months ended:
July 31, 2007	$169,063	$114,035	$79,667	$362,765	—	$362,765
July 31, 2006	135,470	88,966	63,897	288,333	—	288,333

Twelve months ended:
July 31, 2007	$609,855	$416,513	$336,263	$1,362,631	—	$1,362,631
July 31, 2006	498,916	319,432	200,088	1,018,436	—	$1,018,436

SALES GROWTH INFORMATION

Three months ended July 31, 2007:
Base	5.1%	8.6%	0.3%	5.1%	—	5.1%
Currency	0.9%	7.8%	6.8%	4.3%	—	4.3%

Acquisitions	18.8%	11.8%	17.6%	16.4%	—	16.4%
Total	24.8%	28.2%	24.7%	25.8%	—	25.8%

Twelve months ended July 31, 2007:
Base	3.3%	8.3%	-0.4%	4.2%	—	4.2%
Currency	0.5%	9.0%	5.1%	4.1%	—	4.1%
Acquisitions	18.4%	13.1%	63.3%	25.5%	—	25.5%
Total	22.2%	30.4%	68.0%	33.8%	—	33.8%

SEGMENT PROFIT (LOSS)

Three months ended:
July 31, 2007	$39,143	$32,574	$10,845	$82,562	($2,475)	$80,087
July 31, 2006	30,337	21,899	12,192	64,428	(2,893)	61,535
Percentage increase (decrease)	29.0%	48.7%	-11.0%	28.1%	-14.4%	30.1%

Twelve months ended:
July 31, 2007	$142,306	$107,552	$57,236	$307,094	($8,208)	$298,886
July 31, 2006	122,525	83,970	49,316	255,811	(10,633)	245,178
Percentage increase (decrease)	16.1%	28.1%	16.1%	20.0%	-22.8%	21.9%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31, 2007	July 31, 2006	July 31, 2007	July 31, 2006
Total profit for reportable segments	$82,562	$64,428	$307,094	$255,811
Corporate and eliminations	(2,475)	(2,892)	(8,208)	(10,633)
Unallocated amounts:
Administrative costs	(39,068)	(24,651)	(126,899)	(88,662)
Investment and other income	1,958	(356)	2,875	2,403
Interest expense	(6,527)	(5,311)	(22,934)	(14,231)

Income before income taxes	36,450	31,218	151,928	144,688
Income taxes	(10,206)	(8,741)	(42,540)	(40,513)

Net income	$26,244	$22,477	$109,388	$104,175

###
Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended July 31st			Twelve Months Ended July 31st
			Percentage			Percentage
	2007	2006	Change	2007	2006	Change
Net sales	$362,765	$288,333	25.8%	$1,362,631	$1,018,436	33.8%
Cost of products sold	189,161	144,429	31.0%	705,587	492,681	43.2%

Gross margin	173,604	143,904	20.6%	657,044	525,755	25.0%

Operating expenses:
Research and development	9,601	9,766	-1.7%	35,954	30,443	18.1%
Selling, general and administrative	122,984	97,253	26.5%	449,103	338,796	32.6%

Total operating expenses	132,585	107,019	23.9%	485,057	369,239	31.4%

Operating income	41,019	36,885	11.2%	171,987	156,516	9.9%

Other income and (expense):
Investment and other income	1,958	(356)	-650.0%	2,875	2,403	19.6%
Interest expense	(6,527)	(5,311)	22.9%	(22,934)	(14,231)	61.2%

Income before income taxes	36,450	31,218	16.8%	151,928	144,688	5.0%

Income taxes	10,206	8,741	16.8%	42,540	40,513	5.0%

Net income	$26,244	$22,477	16.8%	$109,388	$104,175	5.0%

Per Class A Nonvoting Common Share:
Basic net income	$0.49	$0.44	11.4%	$2.03	$2.10	-3.3%
Diluted net income	$0.48	$0.43	11.6%	$2.00	$2.07	-3.4%
Dividends	$0.14	$0.13	7.7%	$0.56	$0.52	7.7%

Per Class B Voting Common Share:
Basic net income	$0.49	$0.44	11.4%	$2.01	$2.09	-3.8%
Diluted net income	$0.48	$0.43	11.6%	$1.98	$2.05	-3.4%
Dividends	$0.14	$0.13	7.7%	$0.54	$0.50	8.0%

Weighted average common shares outstanding (in Thousands):
Basic	54,047	50,791		53,907	49,494
Diluted	54,854	51,672		54,741	50,385

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2007	July 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$142,846	$113,008
Short term investments	19,200	11,500
Accounts receivable, less allowance for losses ($9,109 and $6,390, respectively)	239,569	187,907
Inventories:
Finished products	80,486	59,365
Work-in-process	21,309	12,850
Raw materials and supplies	37,983	37,702

Total inventories	139,778	109,917
Prepaid expenses and other current assets	42,020	36,825

Total current assets	583,413	459,157

Other assets:
Goodwill	737,450	587,642
Other intangible assets, net	149,761	134,111
Deferred income taxes	34,083	34,135
Other	21,111	10,235

Total other assets	942,405	766,123

Property, plant and equipment:
Cost:
Land	6,332	6,548
Buildings and improvements	90,688	78,418
Machinery and equipment	248,356	198,426
Construction in progress	18,107	12,098

	363,483	295,490
Less accumulated depreciation	188,869	155,584

Net property, plant and equipment	174,614	139,906

Total	$1,700,432	$1,365,186

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$91,596	$78,585
Wages and amounts withheld from employees	73,622	61,778
Taxes, other than income taxes	8,461	6,231
Accrued income taxes	25,542	25,243
Other current liabilities	60,254	46,763
Short-term borrowings and current maturities on long-term debt	21,444	20

Total current liabilities	280,919	218,620

Long-term obligations, less current maturities	478,575	350,018

Other liabilities	49,216	50,502

Total liabilities	808,710	619,140

Stockholders’ investment:
Common stock:

Class A nonvoting common stock — Issued 50,586,524 and 50,481,743 shares, respectively and outstanding 50,586,524 and 50,188,842 shares, respectively	506	505

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	266,203	258,922
Earnings retained in the business	540,238	460,991
Treasury stock — 0 and 292,901 shares, respectively of Class A nonvoting common stock, at cost		(10,865)
Accumulated other comprehensive income	84,086	35,696
Other	654	762

Total stockholders’ investment	891,722	746,046

Total	$1,700,432	$1,365,186

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)	(Unaudited)
	Twelve Months Ended
	July 31st
	2007	2006
Operating activities:
Net income	$109,388	$104,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,856	35,144
Gain on foreign currency contract	—	(1,516)
Deferred income taxes	70	(1,843)
Loss on disposal of property, plant & equipment	13	124
Provision for losses on accounts receivable	3,287	1,152
Non-cash portion of stock-based compensation expense	6,907	5,568
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(20,308)	(13,620)
Inventories	(12,323)	(16,961)
Prepaid expenses and other assets	(13,307)	(2,163)
Accounts payable and accrued liabilities	8,058	10,421
Income taxes	(6,821)	58
Other liabilities	7,198	(5,643)

Net cash provided by operating activities	136,018	114,896

Investing activities:
Acquisition of businesses, net of cash acquired	(159,475)	(351,331)
Payments of contingent consideration	(10,906)	—
Purchases of short-term investments	(68,100)	(150,900)
Sales of short-term investments	60,400	146,500
Purchases of property, plant and equipment	(51,940)	(39,410)
Purchase of foreign currency contract	—	1,516
Proceeds from sale of property, plant and equipment	2,166	546
Other	(9,184)	(2,203)

Net cash used in investing activities	(237,039)	(395,282)

Financing activities:
Payment of dividends	(30,141)	(26,064)
Proceeds from issuance of common stock	6,829	166,664
Principal payments on debt	(110,870)	(417,601)
Proceeds from issuance of debt	259,300	615,730
Purchase of treasury stock	—	(24,683)
Income tax benefit from the exercise of stock options and deferred comp distributions	4,303	4,912

Net cash provided by financing activities	129,421	318,958
Effect of exchange rate changes on cash	1,438	1,466

Net increase (decrease) in cash and cash equivalents	29,838	40,038
Cash and cash equivalents, beginning of period	113,008	72,970

Cash and cash equivalents, end of period	142,846	113,008

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$19,842	$8,991
Income taxes, net of refunds	49,233	37,661
Acquisitions:
Fair value of assets acquired, net of cash	$87,398	$167,900
Liabilities assumed	(33,248)	(63,667)
Goodwill	105,325	247,098

Net cash paid for acquisitions	$159,475	$351,331

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2006
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$30,198	$21,254	$30,246	$22,477	$104,175
Interest expense	1,989	2,435	4,496	5,311	14,231
Income taxes	12,334	7,675	11,763	8,741	40,513
Depreciation and amortization	7,360	7,194	9,419	11,171	35,144

EBITDA (non-GAAP measure)	$51,881	$38,558	$55,924	$47,700	$194,063

	Fiscal 2007
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$34,448	$19,709	$28,987	$26,244	$109,388
Interest expense	4,735	5,244	6,428	6,527	22,934
Income taxes	13,396	7,665	11,273	10,206	42,540
Depreciation and amortization	12,927	13,169	14,307	13,453	53,856

EBITDA (non-GAAP measure)	$65,506	$45,787	$60,995	$56,430	$228,718

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.